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                                                                    Exhibit 23.2
                                                                    ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference into this Form S-4 Registration Statement of our report dated January 30, 1998, with respect to the consolidated balance sheets of Rubbermaid Incorporated and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, cash flows, and shareholders' equity for each of the years in the three-year period ended December 31, 1997, and to the reference to our Firm under the heading "Experts" in the joint proxy statement/prospectus included in this Form S-4 Registration Statement.



                                       /s/ KPMG LLP
                                       -----------------------------------------
                                       KPMG LLP


Cleveland, Ohio
February 1, 1999